FLEET BANK                                                   TERM LOAN AGREEMENT


For value received and in further consideration of the granting by Fleet Bank of Massachusetts, National Association ("Bank") to the undersigned ("Borrower") of a line of credit or of a loan or loans thereunder (all such loans, together with any existing loans from Bank to Borrower, being hereinafter collectively and separately referred to as the "Loan), Borrower represents and warrants to and agrees with Bank as follows ("Agreement"):


SECTION 1.  THE LOAN.

         1.1 AMOUNT. Bank will lend to Borrower, and Borrower will borrow from Bank $750,000.00, with interest at Prime + .5% per annum.

         1.2 EVIDENCE OF LOAN. At the option of Bank, the Loan and the terms of repayment thereof, including the rate of interest, may be evidenced by a note or notes, or by Bank's books and records.

         1.3 SECURITY AND/OR GUARANTY. The payment of the Loan may at any time or from time to time be secured and/or guaranteed wholly or partly separate and apart from this Agreement, but whether or not secured and/or guaranteed, all monies and other property at any time in the possession of Bank which Borrower either owns or has the permission of the owner thereof to pledge with or otherwise hypothecate to Bank, including, but not limited to, any deposits, balances of deposits or other sums at any time credited by or due from Bank, shall at all times be collateral security for all of the liabilities, obligations and undertakings of Borrower to Bank, direct or indirect, absolute or contingent, now existing or hereafter arising or acquired including, but not limited to, the payment of the Loan.



         SECTION 2. WARRANTIES AND REPRESENTATIONS. Borrower hereby represents and warrants to Bank (which representations and warranties will survive the making of the Loan) that:

         2.1 CORPORATE EXISTENCE. Borrower, if a corporation, is and will continue to be, a corporation duly incorporated and validly existing under the laws of the State of _____________________ and duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary. Borrower has obtained all required permits, authorizations and licenses, without unusual restrictions or limitations, to conduct the business in which Borrower is presently engaged, all of which are in full force and effect.

         2.2 CORPORATE AUTHORITY AND POWER. If Borrower is a corporation, the execution, delivery and performance of this Agreement, any note or security agreement or any other instrument or document at any time required in connection with the Loan are within the corporate powers of Borrower, and not in contravention of law, the Articles of Organization or By-Laws of Borrower or any amendment thereof, or of any indenture, agreement or undertaking to which Borrower is a party or may otherwise be bound, and each such instrument and document represents a valid and binding obligation of Borrower and is fully enforceable according to its terms. Borrower will, at the request of Bank at any time and from time to time, furnish Bank with the opinion of counsel for Borrower with respect to any or all of the foregoing or other matters, such opinion to be in substance and form satisfactory to Bank.

                                                                    Exhibit 10.7


[Fleet Logo]

March 4, 1999



Mr. Craig Dynes
Chief Financial Officer
SilverStream Software, Inc.
One Burlington Woods, Suite 200
Burlington, MA 01803


Dear Craig:

We are pleased to advise you that Fleet National Bank (the "Bank") has approved a commitment to extend a new $750,000 Equipment Term Loan Facility to SilverStream Software, Inc. (the "Borrower"), subject to the terms and conditions hereinafter set forth.


BORROWER:      SilverStream Software, Inc.

AMOUNT:        $750,000

TYPE:          Equipment Term Loan Facility

PURPOSE:       Equipment financing

MATURITY:      November 1, 1999 (Draw down period)

REPAYMENT:     The balance outstanding at 11/1/99 shall be termed out in 36 equal monthly payments beginning 11/1/99.

INTEREST RATE: Fleet National Bank Prime Rate plus 1/2%, payable monthly in arrears.

SECURITY:      A perfected first lien on all corporate assets (excluding
               Intellectual Property)

ADVANCE RATE:  Advances will be made at 100% of invoice on approved equipment
               (excluding taxes, shipping, software, etc.) upon the submission to the Bank of invoices and evidence of payment (to be made not more than 30 days after purchase, except for assets purchased prior to closing which will be submitted at closing).

Mr. Dynes
Page #2


PAYMENT: The Bank shall be authorized to debit any account maintained by the Borrower for the payment of interest, principal and fees when due.

OTHER FEES:              The Borrower is responsible for any and all
                         out-of-pocket expenses incurred by the Bank in connection with the arrangement, documentation and closing of this transaction, whether or not the transaction closes, or any loan is made. These fees will be limited to UCC search and filing fees.

AFFIRMATIVE COVENANTS:   Customary for transactions of this type including, but
                         not limited to the following:

          Borrower shall:

1.) Pay all taxes; comply with all laws; preserve corporate existence; maintain adequate insurance (on which the Bank shall be named loss payee); keep property records and books of account, etc.

2.) Maintain the following financial ratios (which will also apply to the existing indebtedness evidenced by a Commercial Promissory Note. Letter Agreement and related documentation previously executed.

               a.) MINIMUM TANGIBLE NET WORTH -- The Borrower will maintain a Tangible Net Worth (TNW) of not less than $4,000,000.00 at all times. TNW shall be defined as Stockholders' Equity minus Intangible Assets. To be tested quarterly.

               b.) MINIMUM LIQUIDITY -- The Borrower will maintain as at the end of each fiscal quarter of Borrower, a ratio of Net Quick Assets to Total Current Liabilities, which ratio shall not be less than 2.00:1. To be tested quarterly. Net Quick Assets shall be defined as cash, cash-equivalents, readily marketable securities and receivables (not of appropriate reserves).

3.) Provide monthly and annual financial statements within 30 and 90 days respectively of the end of the period. An accounting firm acceptable to the Bank shall audit the annual financials. Compliance Certificates shall accompany each financial statement certifying that the Borrower is in compliance with the financial covenants on all other terms of the agreement.

4.)       Maintain Fleet National Bank as its primary bank of account.

Mr. Dynes
Page #3


NEGATIVE COVENANTS: Customary for transactions of this type including, but not limited to the following:


Borrower shall not:

     1.)  Materially change the nature of its business.

     2.)  Pledge or encumber any of its assets to third parties.

     3.) Assume or issue guarantees or become contingently liable in support of third party transactions excluding those currently existing.

     4.) Sell, lease, assign or otherwise dispose of any of its assets other than in the ordinary course of business.

     5.)  Create or assume new indebtedness.

     6.)  Pay any dividends or make distributions.

     7.) Complete transactions with affiliates, other than those done on an arms length basis, without prior consent.

     8.)  Merge or make an acquisition without prior consent of the Bank.


EVENTS OF DEFAULT:  Customary for transactions of this type including, but not limited to;

     1.)  Non-payment of principal, interest or fees.

     2.)  Any representation shall prove untrue in any material respect.

     3.) Any violation of any covenant of the Letter Agreement or any other related document.

     4.)  Insolvency, bankruptcy or judgment in excess of $100,000.


CONDITIONS PRECEDENT TO LENDING:   Customary for transactions of this type
                                   including, but not limited to the following:

Mr. Dynes
Page #4



     1) Completion of documentation satisfactory to the Bank (including UCC searches and the execution of any required leases). Related documents include the following:

         A) Commercial Promissory Note
         B) Term Loan Agreement
         C) Landlord's Waiver
         D) UCC-1 Financing Statements
         E) Inventory and Accounts Receivable Security Agreement
         F) Supplemental Security Agreement Security Interest in Goods and Chattels.

     2) Certified copy of all resolutions and documents evidencing necessary corporate action including board minutes, certificate of incumbency, corporate resolution, certificate of good standing and a certified copy of the Borrower's by-laws and charter documents.

     3.) No material adverse changes in the condition (financial or otherwise), operations, properties, assets, liabilities, or earnings of the Borrower since the date of its most recent company prepared statement.

     3) The terms and the commitment are subject to the condition that there be no material change in governmental regulations or monetary policies, including any change relating to capital adequacy of the Bank which would have the effect of reducing the rate of return on the capital of the Bank below the level contemplated hereby.

Craig, I am glad to present this commitment and I look forward to further expanding our relationship in the future. Please do not hesitate to call if you have questions or comments.

Sincerely,

/s/ Dina M. Gordon
    ------------------------
    Dina M. Gordon
    Assistant Vice President
    High Technology Division

         2.3 FINANCIAL STATUS. All financial statements and other statements heretofore or hereafter given by Borrower to Bank in respect hereof are or will be true and correct, subject to any limitation stated therein, consistent with any prior statements furnished to Bank, and prepared in accordance with generally accepted accounting principles to represent fairly the condition of Borrower at the date thereof.

         2.4 LITIGATION. There is not now pending or threatened against Borrower any action or other proceedings or any claim in which Borrower has any monetary or other proprietary interest nor do any of the executive or managing personnel of Borrower know of any facts which may give rise to any such litigation, proceeding or claim, except:______________________________________________.

         2.5 SUBSIDIARIES AFFILIATES. If Borrower is a corporation it (a) owns 100% or N/A% of the issued and outstanding stock of the following subsidiaries and/or affiliates:______________________________________________________________
________________________________________________________________________________

(b) such stock shall be free and clear of any pledges, liens, or other encumbrances.

         2.6 EVENTS OF DEFAULT. No event of default specified in Section 5.0 hereof, and no event which, with the lapse of time or notice, would become such an event of default, has occurred and is continuing.

         2.7 TITLE OF PROPERTY. Borrower has good and marketable title to all property in which Borrower has given or has agreed to give a security interest to Bank and such property is or will be free of all encumbrances except:__________________________________-_____________________________

         2.8 TAXES. Borrower has filed all tax returns required to be filed, has paid all taxes due thereon and has provided adequate reserves for payment of any tax which is being contested.

         SECTION 3. AFFIRMATIVE COVENANTS. Borrower agrees that until payment in full of the Loan and performance of all of the obligations under this Agreement, Borrower will, unless Bank otherwise consents in writing, comply with the following:

         3.1 COMPENSATING BALANCES. Bank shall be Borrower's main bank of deposit and Borrower shall maintain average aggregate collected balances in its deposit account or accounts with Bank of not less than N/A per centum (__________%) of the outstanding unpaid balance of the Loan or Loans; such collected balances to be calculated net of any balances required to support _____ and deposit account activity costs. Balances shall be averaged
______________________________.

         3.2 COMMITMENT FEE. Subject to the terms of this agreement Bank commits itself until ______________, 19__, to lend to Borrower at any time or from time to time a sum or sums in the aggregate amount of $ N/A ; and Borrower agrees to pay to Bank monthly in arrears a fee for Bank's said commitment in the amount of _________________ per centum (________%) of the unused portion thereof as long as the same be outstanding. Borrower shall also, in addition to requirements of Paragraph 3.1 above, maintain collected balances in its deposit account or accounts with Banks of not less than ___________ per centum (___________%) of the unused portion of said commitment. Repayments on account of the Loan shall not operate to increase the unused portion of said commitment, except in the case of Revolving Loans.

         3.3 FINANCIAL STATEMENTS. (a) Borrower will furnish to Bank monthly statements prepared by Borrower within thirty days of the close of each month and within ninety days after the close of each fiscal year, an annual audit prepared by the equity method and certified by public accountants selected by Borrower and approved by Bank, together with a certificate by such accountants that at such audit date Borrower was acting in compliance with the terms of this Agreement. If Borrower is a corporation, consolidated and consolidating statements shall be furnished for Borrower and all subsidiary corporations, (b) Borrower shall indicate on said statements all guarantees made by it and (c) Borrower will upon request permit a representative of Bank to inspect and make copies of Borrower's books and records at all reasonable times, (d) Borrower shall furnish a covenant compliance certificate with monthly financial statements.

         3.4 INSURANCE. Borrower will maintain adequate fire insurance with extended coverage, public liability and other insurance as Bank may reasonably require as consistent with sound business practice and with companies satisfactory to Bank, which policies will show the Bank as a loss payee.

         3.5 TAXES AND OTHER LIENS. Borrower will comply with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it which, if unpaid, might become a lien or charge against Borrower or on its property, except liabilities being contested in good faith and against which if requested by Bank, Borrower will set up reserves satisfactory to Bank.

         3.6 MAINTENANCE OF EXISTENCE. If Borrower is a corporation, it will maintain its existence and comply with all applicable statutes, rules and regulations, and maintain its properties in good operating condition, and continue to conduct its business as presently conducted.

         3.7 NOTICE OF DEFAULT. Within three (3) business days of becoming aware of (a) the existence of any condition or event which constitutes a default under
Section 5.0 hereof, or (b) the existence of any condition or event which with notice or the passage of time, will constitute a default under Section 5.0 hereof, Borrower will provide Bank with written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.

         3.8 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan hereunder for general commercial purposes, provided that no part of such proceeds will be used, for the purpose of purchasing or carrying any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         3.9 FURTHER ASSURANCES. Borrower will execute and deliver to Bank any writings and do all things necessary, effectual or reasonably requested by Bank to carry into effect the provisions and intent of this Agreement.

         SECTION 4. NEGATIVE COVENANTS. Without the prior written approval of Bank, Borrower will not:

         4.1 CONSOLIDATION, MERGER OR ACQUISITION. Participate in any merger or consolidation or alter or amend the capital structure of Borrower including, but not limited to, the issuance of additional stock, or make any acquisition of the business of another.

         4.2 DIVIDENDS. Pay any dividends, including stock dividends, or make any distributions in cash or otherwise, including splits of any kind, to any officer, stockholder or beneficial owner of Borrower other than salaries.

         4.3 ENCUMBRANCES. Mortgage, pledge or otherwise encumber any property of Borrower or permit any lien to exist thereon except liens (i) for taxes not delinquent or being contested in good faith; (ii) of mechanics or materialmen in respect of obligations not overdue or being contested in good faith; (iii) resulting from security deposits made in the ordinary course of business; and (iv) in favor of Bank.

         4.4 INVESTMENTS. Invest any assets of Borrower in securities other than obligations of the United States of America.

         4.5 DISPOSITION OF ASSETS, GUARANTEES, LOANS, ADVANCES. Sell, transfer or assign any assets of Borrower other than in the ordinary course of business or, except as hereinafter specifically permitted, (i) sell or transfer or assign any of Borrower's accounts receivable with or without recourse (ii) guarantee or become surety for the obligations of any person, firm or corporation, or (iii) make any loans or advances except:___________________________________________.

         4.6 WORKING CAPITAL. Permit its inventory to exceed _______% of its Current Assets; permit its net Working Capital (excess of Current Assets over Current Liabilities) to be less than $ N/A for the current fiscal year and for each subsequent fiscal year to be less than the amount for the prior fiscal year plus _______% of Borrower's net income earned for the prior year, after provision for taxes, provided that there shall be no reduction in the required working capital for losses; or permit its Current Assets to be less than ___________% of its Current Liabilities, Current Assets and Current Liabilities to be computed in accordance with customary accounting practice except that Current Liabilities shall in any event include all rentals and other payments due within one year under any lease or rental of personal property.

         4.7 LIABILITIES. Permit its total short and long term liabilities including borrowings to exceed __________% of Borrower's tangible net worth, said percentage to decrease N/A% per year for the term of the Loan.

         4.8 FIXED ASSETS. Make, or incur any obligation to make, any expenditures in any fiscal year for fixed assets by purchase or lease agreement the aggregate fair market value of which assets is in excess of $ N/A.

         4.9 COMPENSATION. If Borrower is a corporation, pay to its officers and directors aggregate compensation in any fiscal year which exceeds $ N/A.

         4.10 EMPLOYEE RETIREMENT INVESTMENT SECURITY ACT OF 1974 AS AMENDED ("ERISA"). Permit any pension plan to: (a) engage in any "prohibited transaction"; (b) fail to report to Bank a "reportable event"; (c) incur any "accumulated funding deficiency"; or (d) terminate its existence at any time in a manner which could result in the imposition of a lien on the property of the Borrower. (The quoted terms are defined in Sections 2003(c), 302, and 4003, respectively, of ERISA.)

         SECTION 5. DEFAULTS. If any one or more of the following "Events of Default" shall occur at any time, Bank shall have the right to declare any or all liabilities or obligations of Borrower to Bank immediately due and payable without notice or demand:

         5.1 Any warranty, representation or statement made or furnished to Bank by or on behalf of Borrower or any guarantor or surety for Borrower was in any material respect false when made or furnished;

         5.2 A failure to pay or perform when due any obligation, liability or covenant of Borrower or of any guarantor or surety for Borrower, under this loan agreement or any other indebtedness or obligation for borrowed money, or if such indebtedness or obligation shall be accelerated, or if there exists any event of default under any such instrument, document or agreement evidencing or securing such indebtedness or obligation, including, but not limited to, failure to perform the terms of this Agreement or of the note or notes evidencing the Loan;

         5.3 The commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, the appointment of a trustee, receiver, or custodian and, if any such proceeding is involuntary such proceeding has not been dismissed and all trustees, receivers, or custodians discharged within 30 days of its commencement or their appointment;

         5.4 The service upon Bank of a writ in which Bank is named as trustee or Borrower or any guarantor or surety for Borrower;

         5.5 If Borrower or any guarantor or surety for Borrower is a corporation, trust or partnership, the liquidation, termination or dissolution of any such organization or its ceasing to carry on actively its present business;

         5.6 The death of Borrower or any guarantors or surety for Borrower, and if Borrower or any guarantor or surety for Borrower is a partnership, the death of any partner; or

         5.7 A judgment or judgments for the payment of money aggregating in excess of $100,000.00 is outstanding against Borrower or any guarantor or surety for Borrower and any one of such judgments has been outstanding for more than thirty (30) days from the date of its entry and has not been discharged in full or stayed.

         SECTION 6.  MISCELLANEOUS.

         6.1 OTHER AGREEMENTS. This Agreement is supplementary to each and every other agreement between Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower hereunder unless such other agreement specifically refers to this Agreement and expressly so provides. This Agreement and the covenants and agreements herein contained shall continue in full force and effect and shall be applicable not only with respect to the Loan, but also to all other obligations, liabilities and undertakings of Borrower to Bank whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or acquired, until all such obligations, liabilities and undertakings have been paid or otherwise satisfied in full.

         6.2 WAIVERS. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Bank on any future occasion.

         6.3 EXPENSES. Borrower will pay or reimburse Bank for all reasonable expenses, including attorneys' fees, which Bank may in any way incur in connection with this agreement or any other agreement between Borrower and Bank or with any Loan or which result from any claim or action by any third person against Bank which would not have been asserted were it not for Bank's relationship with Borrower hereunder or otherwise.

         6.4 NOTICES. All notices and other communications hereunder shall be in writing, except as otherwise provided in this Agreement, and shall be hand delivered or mailed by first-class mail, postage prepaid (in which event notice shall be deemed to have been given when so delivered or deposited in the mail), addressed (a) if to Borrower, to One Burlington Woods, Suite 220, Burlington,

MA 01803 and (b) if to Bank, to 1 Federal Street, Boston, MA 02110, Attention Scott Wheelock. The address of any party hereto for such demands, notices and other communications may be changed by giving notice in writing at any time to the other party hereto.

         6.5 MASSACHUSETTS LAW. This Agreement is intended to take effect as a sealed instrument and shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

         6.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrower's legal representatives, successors and assigns and shall inure to the benefit of Bank's successors and assigns.

         6.7 ADDITIONAL PROVISIONS. Borrower furthermore agrees to the following additional provisions:

         Liquidity Covenant: The Borrower will maintain as at the end of each fiscal quarter of Borrower, a ratio of Net Quick Assets to Total Current Liabilities, which ratio shall not be less than 2.00 to 1. To be tested quarterly.

         Capital Base: The Borrower, will maintain, as at the end of each month of the Borrower, consolidated Capital Base of not less than $4,000,000.00.

         "Net Quick Assets" shall be defined as cash, cash-equivalents, readily-marketable securities and receivables (net of appropriate reserves).

         "Capital Base" shall be defined as the sum of (i) the consolidated Tangible Net Worth of Borrower.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed under seal this 1st day of March, 1999, at Boston, Massachusetts.

                                         SilverStream Software
                                         (Name of Borrower)


                                         By /s/ Craig A. Dynes
                                         Hereunto duly authorized
                                             Title:  CFO

ATTEST:


    /s/ Mary T. Curry                        By_____________________________
                                               Hereunto duly authorized
                                               Title:

                                             Fleet Bank of Massachusetts,
                                             National Association



                                             By_____________________________
                                               Hereunto duly authorized
                                               Title:

                                           Fleet Bank Commercial Promissory Note

Boston, Massachusetts                                   _______________ __, 19__

         FOR VALUE RECEIVED, I, the undersigned, promise to pay to the order of Fleet National Bank (with any subsequent holder referred to in this note as "you") at any of your offices, the sum of Seven-Hundred, Fifty-Thousand and 00/100 Dollars ($750,000.00) with Interest in accordance with the provisions below which are marked.

INTEREST RATE

I will pay interest on the unpaid principal balance of this Note as follows, but in no event will interest exceed the maximum rate permitted by law:

         /X/ FLOATING RATE. At the aggregate of the Bank's Prime Rate as the Bank announces it from time to time, plus one-half percent per annum. Changes in the Bank's Prime Rate as the Bank announces it from time to time are to take effect, for the purposes of the determination of interest on this Note, when made effective generally to loans by the Bank.

         / / FIXED RATE.  At the rate of __________ percent per annum.

         / / DISCOUNT. Interest to maturity has been deducted from the proceeds of this Note. Interest at the rate of ___________ percent per annum shall be paid on any amount not paid when due hereunder until that amount and any such interest are so paid.



INTEREST PAYMENTS

I will pay interest at the above rate as follows:

         /X/ PERIODICALLY. Monthly/Quarterly __________, in arrears, with the first such payment due on the 1st day of February, 1999, and each subsequent payment due on the corresponding day of each calendar month/calendar quarter/__________ thereafter.

         / / AT MATURITY.  At the maturity of this Note.

         / / INTEREST INCLUDED IN REPAYMENTS. Interest is included in the payment(s) to be made pursuant to the Repayment Provisions below.

REPAYMENT PROVISIONS

In addition to any interest payments to be made as indicated above, I will pay you the amount stated above as follows:

         / / ON DEMAND.  On demand by you.

         / / PAYMENTS TO BE MADE UNTIL DEMAND. On demand by you, with payments of $_________ each to be made monthly unless and until such demand is made. The first such payments shall be due on the __________ day of ___________, 19__ (if you have not made demand before then) and unless and until you make demand, each subsequent payment shall be due on the corresponding day of each month thereafter.

         / / TIME. __________________ days after the date hereof on __________________, 19__.

         /X/ INSTALLMENTS. In 36 consecutive monthly installments, of which each but the last shall be 1/36th of the principal amount outstanding on 11/1/99 and the final of which shall be equal to the then unpaid principal balance of this Notice plus all accrued and unpaid interest thereon. The first such monthly installment shall be due on the first day of November, 1999 and each subsequent installment shall be due on the corresponding day of each month thereafter, with the balance of all principal and interest due on October 1, 2002.

PREPAYMENT. I will be entitled to prepay this note as follows:

LATE CHARGES. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment provided that such late fee shall be reduced to three percent (3%) of any required principal and interest payment that is not paid within fifteen (15) days of the date it is due if this Agreement is secured by a mortgage on an owner-occupied residence, 1-4 units.

APPLICATION OF PAYMENTS. Any payments you receive from me will be applied first to any accrued and unpaid interest and then to the unpaid principal balance of this Note. If any payment under this Note becomes due and payable on the day upon which your office is legally closed to business, the due date shall be extended to the next succeeding business day and interest shall be payable during such extension at the rate stated above.

EACH BORROWER AND ENDORSER LIABLE. If more than one borrower has signed below, each of us has made all of the promises contained in this Note, and we are jointly and severally liable for all obligations on this Note. If one or more endorser has signed below, each endorser agrees to all terms of this Note, including without limitation the provisions relating to Security.

         This Note is subject to the terms, provisions and conditions set forth on the reverse side of this page. Signed as an instrument under seal on the date stated above.

BORROWER(S)
SilverStream Software, Inc.
Name of Borrower

By: /s/ Craig Dynes
   _______________________________________________
     Name                               Title

By:_______________________________________________
     Name                                Title

Address:  One Burlington Woods, Suite 200
             Burlington, MA  01803

__________________________________________________
Name of Borrower

By:_______________________________________________
     Name                                Title

Address:__________________________________

__________________________________________

ENDORSER(S):

__________________________________________

__________________________________________

         EVENTS OF DEFAULT. Upon the occurrence of any one or more of the following Events of Default, the entire unpaid principal balance of this Note and all unpaid accrued interest hereunder shall become immediately due and payable at your option and without notice or demand. In addition at your option and without notice or demand, the occurrence of any such Event of Default shall also constitute a default under all agreements between you and me as well as of all instruments and papers that I have given to you. Events of Default are:

         (a) my failure to pay when due (or upon demand, if payable on demand) any amount due on this Note or any other amount I owe you; (b) my failure promptly, punctually, and faithfully to perform any other obligation or discharge any liability of mine to you; (c) your determination that any representative or warranty I made to you in any document, instrument, agreement or paper was not true or accurate when given; (d) the occurrence of any event of default under any agreement between you and me or under any instrument or paper I have given to you notwithstanding that you may not have exercised your rights upon default under any such other agreement, instrument or paper; (e) any act by, against, or relating to me or my property or assets, which act constitutes the application for, consent to, or sufferance of, the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise over all or any part of my property, the granting of any trust mortgage or execution of an assignment for the benefit of my creditors or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for me; my written admission of my inability to pay my debts as they mature; the filing of any complaint, application, or petition by or against me initiating any matter in which I am or may be granted any relief from my debts pursuant to the Federal Bankruptcy Code or pursuant to any other insolvency statute or procedure; my offering by or entering into any composition, extension, or any other arrangement seeking relief or extension for my debts or any other judicial or non-judicial proceeding or agreement by, against, or including me which seeks or intends to accomplish a reorganization or arrangement with creditors; (f) the imposition of any lien upon my assets or the entry of any judgment against me, which lien is not discharged, or judgment appealed from or satisfied, within fifteen (15) days after its imposition or entry; (g) any material adverse change in my assets, liabilities, property, business or condition, financial or otherwise; (h) the occurrence of any event or circumstance with respect to me such that you deem yourself to be insecure; (i) my death, termination of existence, dissolution, winding up, or liquidation; (j) the occurrence of any of the foregoing Events of Default with respect to any guarantor or endorser to you of my liabilities to you, as if such guarantor or endorser were a borrower who signed this Note.

         LOAN DOCUMENTS; SECURITY. The following loan documents and security instruments are incorporated herein by reference with the same force and effect as if set forth herein in full: Term Loan Agreement dated ________________. Inventory and Accounts Receivable Security Agreement dated ______________. Supplementary Security Agreement, Security Interest in Goods and Chattels dated ______________, Certificate of Authority dated _______________. The execution, endorsement or guaranty of this Note constitutes a confirmation by each person that any security interest listed above which was given to you before the date hereof shall continue in effect as security for this Note. In addition to the foregoing, any and all of the deposits or other sums at any time credited by or due from you to me or to any endorser or guarantor of this Note, and any cash, securities, instruments, or other property of mine or of such endorser or guarantor in your possession, whether for safekeeping, or otherwise, shall at all times constitute security for this Note and for any and all of my liabilities to you including, without limitation, the liability evidenced hereby, and may be applied or set off by you against such liabilities at any time whether or not such liabilities are then due and whether or not other collateral is available to you.

         COSTS AND EXPENSES. I and each endorser and guarantor of this Note, will pay all costs and expenses, including, without limitation, reasonable attorneys' fees and all expenses and disbursements of counsel, in connection with the protection or enforcement of any of your rights against me or any such endorser and guarantor and against any collateral given to you to secure this Note or any other of my liabilities or of such endorser and guarantor to you (whether or not suit is instituted by or against you).

         ASSIGNABILITY BY YOU. You may assign and transfer this Note to any person, firm or corporation and deliver to the assignee any collateral or security interest you hold in connection with this Note. In the event of such assignment, you will have no further responsibility or liability with respect to such collateral or security interest, and the terms of this Note and any related documents shall inure to the benefit of your assignee and its successors. This Note shall be binding upon me and each endorser and guarantor hereof and upon my and their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of you and your successors and endorsees.

         SEVERABILITY. If any provision of this Note is deemed by any court having jurisdiction thereof to be invalid or unenforceable, the other provisions of this Note shall remain in full force and effect. If any provision of this
Note is deemed by any such court to be unenforceable because such provision is too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable. If any provision is deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

         WAIVER. No delay or omission by you in exercising or enforcing any of your powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

         ENDORSEMENT. Each endorser, jointly and severally if more than one, unconditionally guarantees prompt payment when due, by acceleration or otherwise, of this Note, regardless of its genuineness, validity, regularity or enforceability and waives any right to require you to proceed against the Borrower or any collateral which you might have been granted to secure any endorser's liabilities under this Note.

         PRESENTMENT, EXTENSION. I and each endorser and guarantor of this Note respectively waive presentment, demand, notices, and protest, and also waive any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release of any other party of this Note or the release or substitution of collateral) which you permit me or any such endorser or guarantor with respect to this Note or any collateral given to secure this Note and any other liability of mine or such endorser or guarantor to you.

         MISCELLANEOUS. My liabilities and those of any endorser or guarantor of this Note are joint and several; provided, however, your release of me or any endorser or guarantor shall not release any other person obligated on account of this Note. Each reference is in this Note to me, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities to you of the person from whom contribution is sought have been satisfied in full.

         I and each endorser and guarantor of this Note authorize you to complete this Note if delivered in incomplete form, in any respect.

         This Note is delivered to you at one of your offices in Massachusetts and shall be governed by the laws of the Commonwealth of Massachusetts. I and each endorser and guarantor of this Note submit to the jurisdiction of the courts of the Commonwealth of Massachusetts for all purposes with

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
respect to this Note, any collateral given to secure their respective liabilities to you or their respective liabilities to you or their respective relationships with you.

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